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                                                                EXECUTION COPY

                           PLACEMENT AGENCY AGREEMENT


                                                          February 26, 2001

The Zanett Securities Corporation
135 East 57th Street, 15th Floor
New York, New York 10022

Gentlemen:

        This agreement ("AGREEMENT") will confirm that FastComm Communications Corporation, a Virginia corporation (the "COMPANY"), has retained The Zanett Securities Corporation ("ZANETT" or the "PLACEMENT AGENT") to assist the Company, during the thirty (30) day period commencing on the date hereof (the "TERM"), on a "best-efforts" basis, in connection with the placement of up to 850 units (the "UNITS") at a price of $1,000 per Unit, each Unit consisting of
(i) a prepaid common stock purchase warrant (the "PREPAID WARRANTS") which entitles the holder thereof to acquire up to $1,000 of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), on the terms and subject to the conditions contained in such Prepaid Warrants (or an aggregate of up to $850,000 of Common Stock based on the sale of 850 Units), and (ii) a warrant to purchase the number of shares of Common Stock as provided therein (collectively, the "INCENTIVE WARRANTS"),. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Prepaid Warrants and the Incentive Warrants are referred to herein as the "WARRANT SHARES." The Prepaid Warrants, the Incentive Warrants, and Warrant Shares are collectively referred to herein as the "SECURITIES." The Company agrees that, during the Term, all conversations, negotiations, documents and other materials exchanged between the Company and the Placement Agent shall not be disclosed or released to any third party without the prior written consent of Zanett. The Company acknowledges that certain of the aforementioned Securities may be purchased by affiliates of Zanett.

        The Units are being offered to "accredited investors" in accordance with Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Each prospective investor ("INVESTOR") subscribing to purchase the Units will be required to deliver, among other things, a Securities Purchase Agreement between the Company and the Investor (the "SECURITIES PURCHASE AGREEMENT") in form and substance reasonably satisfactory to Zanett and the Company, representing and warranting, among other things, that such Investor is an "accredited investor" as such term is defined in Regulation D. Contemporaneous with the execution and delivery of the Securities Purchase Agreement, the Investors shall execute and deliver a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") in form and substance reasonably satisfactory to Zanett and the Company pursuant to which the Company will agree to provide the Investors certain registration rights under the Securities Act with respect to the Securities.


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        The Securities Purchase Agreement, the Prepaid Warrants, the Incentive
Warrants and the Registration Rights Agreement are referred to herein collectively as the "OFFERING DOCUMENTS." The offering of Units described in the Offering Documents is referred to herein as the "OFFERING."

        . Appointment of Placement Agent. Zanett is hereby appointed Placement Agent of the Company for the purposes of assisting the Company in finding qualified Investors to participate in the Offering. On the basis of the representations and warranties and subject to the terms and conditions contained herein, Zanett hereby accepts such agency and agrees to assist the Company in finding qualified Investors to participate in the Offering. Zanett's agency hereunder is not terminable by the Company except upon termination of the Offering by failing to timely close the sale of the Units. Upon termination of the Offering, all subscriptions received, if any, shall be returned to Investors.


        .      Closing- Placement Fee and Warrant- Expenses.

               () Closing. Upon satisfaction of the conditions to closing contained in the Securities Purchase Agreement, the closing (the "CLOSING") of the purchase and sale of the Units shall take place at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, LLP or such other mutually agreed place, at such time and date (the "CLOSING DATE") as may be agreed upon between the Placement Agent, the Investors and the Company. In no event, however, shall the Closing for the Units take place later than March 6, 2001.

               ()     Procedures at Closing.  Counsel for the Placement Agent
shall act as escrow agent for the Closing (the "ESCROW AGENT").  At the
Closing:

                      ()     The Company shall deliver to the Escrow Agent, on
behalf of the Placement Agent and the Investors, an opinion of the Company's outside legal counsel, dated as of the Closing Date, in such form as may be reasonably acceptable to the Placement Agent and its counsel.

                      ()     The Company shall deliver to the Escrow Agent
certificates from the Company, signed by the President or a Vice President thereof, certifying that attached thereto is a true and correct copy of resolutions adopted by the Company's Board of Directors authorizing (A) the execution, delivery and performance of this Agreement, the Securities Purchase Agreement, the Registration Rights Agreement, the Prepaid Warrants, the Incentive Warrants and other documentation related to the Offering and (B) the reservation for issuance and issuance of the Warrant Shares, and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect.

                      ()     The Company shall deliver to the Escrow Agent a
certificate of good standing of the Company, dated as of a recent date, from the Secretary of State of the Commonwealth of Virginia.

                      ()     Each Investor shall deliver to the Escrow Agent
two executed copies of the Securities Purchase Agreement and Registration Rights Agreement signed by such



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February 26, 2001
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Investor, and the Company shall deliver to the Escrow Agent with respect to each Investor two executed copies of its acceptance of the Securities Purchase Agreement and Registration Rights Agreement executed by such Investor.

                      ()     Each Investor shall have delivered by wire
transfer to an escrow account designated by the Escrow Agent an amount equal to the aggregate purchase price of the Units(s) being purchased by such Investor.

                      ()     The Company shall have delivered to the Escrow
Agent the duly executed Prepaid Warrants and Incentive Warrants being purchased by the Investors in such denominations as the Investors shall request.

                      ()     The Company and the Placement Agent shall
instruct the Escrow Agent to pay to the Company the purchase price (the "PURCHASE PRICE") for the Units subscribed for at the Closing, less the Placement Agent Fee (as defined below), out of the funds on deposit in the escrow account received from Investors whose Securities Purchase Agreements have been accepted.

               ()     Placement Fee- Expenses. The Company covenants and
agrees to pay to the Placement Agent at the Closing a fee (the "PLACEMENT AGENT FEE") equal to 10% of the purchase price received by the Company from the sale of the Units at Closing and upon exercise of the Option. Such Placement Agent Fee shall be delivered by the Escrow Agent to Zanett by wire transfer, in accordance with Zanett's written wiring instructions, from the funds on deposit in the escrow account simultaneously with payment for and delivery of the Units at such Closing under the Securities Purchase Agreement as provided in paragraph 2(a) above. The Company shall pay to the Placement Agent, on the first day of each calendar month that the Investors, the purchasers pursuant to that certain Securities Purchase Agreement dated as of September 7, 2000 among the Company and the purchasers named therein and the Placement Agent, in the aggregate, hold a minimum of One Million Dollars ($1,000,000) of Prepaid Warrants (based upon Prepaid Amount) and/or Warrant Shares (based upon the fair market value thereof) issued upon exercise of Prepaid Warrants or Warrants, a monitoring and financial advisory fee of Four Thousand Nine Hundred Dollars ($4,900.00) (the "Monitoring Fee"), for which the Placement Agent shall periodically consult with the Company concerning market conditions, investor perceptions of the Company and related matters. As a condition to Closing, the Company shall pay the Placement Agent $24,750, representing the past due Monitoring Fees from September, 2000 to February, 2001 pursuant to that certain Placement Agency Agreement between the Company and the Placement Agent dated September 7, 2000 (the "Placement Agency Agreement"). After such payment the Company will have no further obligations to pay Monitoring Fees pursuant to the Prior Placement Agency Agreement.

               ()     Warrants. In addition to the Placement Agent Fee, at the
Closing under the Securities Purchase Agreement, and, if the Option is exercised, at the closing of the Units purchased pursuant to the Option, the Company shall issue to the Placement Agent warrants, in substantially the form attached hereto as Exhibit A, to purchase shares of the Company's Common Stock (the "PLACEMENT WARRANTS"). The Placement Warrants shall be exercisable for a period of five (5) years from the date of issuance at a price per share equal to 125% of the



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February 26, 2001
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Exercise Price (as defined in the Prepaid Warrants) of the Prepaid Warrants as determined on the date of issuance. The shares of the Company's Common Stock issuable upon exercise of the Placement Warrants shall hereinafter be referred to as the "PLACEMENT WARRANT SHARES." The Company shall grant the Placement Agent certain registration rights under the Securities Act with respect to the Placement Warrant Shares pursuant to the Registration Rights Agreement.

               ()     Expenses of Offering. The Company shall pay to the
Placement Agent at the Closing an additional $15,000 in consideration of all expenses directly and necessarily incurred by it in connection with the Offering, including, but not limited to, the following: filing fees, registrar and transfer agent fees, investigatory fees (including, but not limited to travel, lodging and entertainment expenses), issuer's counsel and accounting fees, blue sky fees and counsel, if any, and issue and transfer taxes, if any. Such amount may be paid on behalf of the Company by one or more Investors from the gross proceeds of the Offering at the Closing.

               (f) Non-Circumvention Period; Lock-Up Period; Option on Future Financing.

                      (i) The Company agrees that, during the period beginning on the date hereof and ending one (1) year following the later of the date hereof and the date of the Closing (as defined in the Securities Purchase Agreement) (the "NON-CIRCUMVENTION PERIOD"), it will not, without the prior written consent of the Placement Agent, negotiate or contract or have discussions concerning any such matters with any Investor or any other party introduced to the Company by Placement Agent to obtain additional financing in any form.

                      (ii) The Company agrees that, during the period beginning on the date hereof and ending on that date on which the Purchasers (as defined in the Securities Purchase Agreement) no longer own any Prepaid Warrants purchased at the Closing but not later than one year after the date hereof or if the Option is exercised one year after the date of the closing of the purchase of the Option (the "LOCK-UP PERIOD"), it will not, without the prior written consent of the Placement Agent, contract with any other party to obtain additional financing in which any equity or equity- linked securities are issued ("FUTURE OFFERINGS") for no consideration or for a consideration per share, or the exercise or conversion price of any such securities, is less than the Closing Bid Price (as defined in the Prepaid Warrants) at the time of issuance (calculating such consideration in accordance with the provisions of Section 4(b)(v) of the Warrants). The Company agrees from the date of this Agreement until the end of the Lock-Up Period it will not conduct any Future Offering unless it shall have first delivered to the Placement Agent written notice of such proposed Future Offering, including the terms and conditions thereof, and providing the Placement Agent an option (the "RIGHT OF FIRST REFUSAL"), which option must be exercised within fifteen (15) days following delivery of such notice, to act as the placement agent for such Future Offering on terms, including fees, no less favorable to the Company as those set forth in such notice and to place the securities being offered by the Company in the Future Offering to the Investors or to such other persons or entities as the Placement Agent shall determine (the limitations referred to in this and the immediately preceding sentence are hereinafter collectively referred to as the "CAPITAL RAISING LIMITATION"). The Capital Raising Limitation shall not apply to any transaction involving issuances of securities as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise






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February 26, 2001
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equity capital), or as consideration for the acquisition of a business, product or license by the Company. The Capital Raising Limitation shall also not apply to (i) the issuance of securities pursuant to a best efforts, underwritten public offering, (ii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, or (iii) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option, bonus or stock purchase plan for the benefit of the Company's employees, consultants or directors pursuant to plans approved by a majority of the Board of Directors who are not officers of the Company, if any, or a majority of the Board's compensation committee, if any. Notwithstanding the foregoing, the Placement Agent shall not have a Right of First Refusal to act as placement agent for any Future Offerings placed by Kaufman Bros., L.P., pursuant to its letter agreement with the Company dated January 24, 2000.

        .      Representations and Warranties and Covenants of the Company.

               ()     The Company represents and warrants to Zanett that this
Agreement has been duly authorized, executed and delivered by the Company and, assuming the due execution by Zanett, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

               ()     The Company has delivered to Zanett or has made
publically available true and complete copies of all reports, schedules, forms, statements and other documents filed by the Company on or after April 30, 2000 with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to April 30, 2000, and (ii) obligations under contracts and




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February 26, 2001
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commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

               ()     The Company recognizes and confirms that Zanett (i) will
use and rely primarily on the SEC Documents and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same (ii) is authorized to assist the Company in the structuring of the Offering with any prospective purchaser who is an "accredited investor" as defined in Regulation D under the Securities Act and to provide copies of the SEC Documents and forms of the Securities Purchase Agreement and other Offering Documents to prospective purchasers of the Company's securities in connection with the performance of Zanett's services hereunder; and (iii) does not assume responsibility for the accuracy or completeness of the SEC Documents.

               ()     In addition to the foregoing, the Company hereby
incorporates by reference all of the representations and warranties and covenants to be set forth in the Securities Purchase Agreement and the other Offering Documents with the same force and effect as if specifically set forth herein.

               ()     For so long as Zanett and/or its affiliates own 350,000
or more shares of the Company's Common Stock or Warrants exercisable for such amount, (i) the Company shall provide Zanett, within three (3) business days of the filing or preparation thereof, with such financial and other statements including, without limitation, management letters and consolidated financial statements as are provided to any lenders to or security holders of the Company; (ii) in the event any current executive officer, director or key employee ceases, subsequent to the date hereof, to have such relationship with the Company and such cessation has, or is likely to have, a material adverse effect on the Company, taken as a whole, the Company shall promptly notify Zanett of such event, which notification shall comprehensively describe such circumstances; (iii) the Company shall, on a regular basis, provide to Zanett updates of any material litigation and/or governmental proceedings which could reasonably be expected to have a material adverse effect on the business of the Company; (iv) the Company shall promptly provide to Zanett notice of any material event of default under any agreement or other document with any lender or holder of any security of the Company and (v) a weekly bank balance and statement of accounts receivable and accounts payable. In addition, the Company's CEO and/or CFO shall meet with Zanett on at least a once a month basis or as otherwise periodically requested by Zanett to review the Company's operations and results, provided, however, that Zanett and the Observer (as defined below) shall execute such confidentiality agreements and take such other action as reasonably requested by the Company to comply with the requirements of Regulation FD. Zanett and the Observer shall hold in confidence and shall not make any disclosure (except to an Investor who also agrees to execute and be bound by such confidentiality agreement) or use of any such information disclosed to it pursuant to this section which the Company determines in good faith to be confidential, and of which determination Zanett and the Observer is so notified, unless (a) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (b) the information has been made generally available to the public other than by disclosure in violation of this or any other agreement. Anything contained herein to the contrary notwithstanding, Placement Agent's




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February 26, 2001
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obligations to proceed with the Offering is conditioned upon Placement Agent's due diligence investigation of the Company and Zanett shall be fully informed by the Company of any events which might have a material affect on the financial condition of the Company. If, in Zanett's opinion, the condition of the Company, financial or otherwise, and its prospects are affected in a material and/or adverse manner and do not fulfill Zanett's expectations, Zanett shall have the sole discretion to review and determine its continued interest in the Offering.

               ()     Board Observer Rights. The Company shall afford an
"Observer Right" to a designee of the Placement Agent (the "Observer") (i) who shall receive notice of all Board of Directors meetings, whether in person, by telephone or other, and the Company shall provide to the Observer, concurrently with making available to the members of the Board of Directors, a copy of all board packages, minutes, documents, slides, audio/visual materials, charts, graphs, or other materials provided to such members, unless distributed at the actual meeting in which case such materials shall be furnished to the Observer at such meeting, or if the Observer has not attended such meeting, as soon as practicable thereafter; and (ii) who may attend, in a nonvoting observer capacity, any such Board of Directors meeting. Zanett shall, prior to receiving any non-public information concerning the Company, provide the Company with an indemnity agreement, in form, substance and scope reasonably satisfactory to the Company and its counsel and customary for such matters, indemnifying the Company and its officers and directors from and against any and all claims relating to violations of Regulation FD or other applicable securities laws or regulations by Zanett and its officers, directors, employees or agents or the Observer.

               ()     The Company has the requisite corporate power and
authority to enter into and perform this Agreement and the Placement Warrants in accordance with the terms hereof. The execution and delivery of this Agreement and the Placement Warrants by the Company and the consummation by it of the transactions contemplated hereby (including, without limitation, the reservation for issuance and issuance of the Placement Warrant Shares issuable upon exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required.

               () The Placement Warrants and the Placement Warrant Shares issuable upon the exercise thereof are duly authorized and, upon issuance of the Placement Warrant Shares upon exercise of the Placement Warrants in accordance with the terms thereof, the Placement Warrant Shares will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of the shareholders of the Company.

               ()     The execution, delivery and performance of this
Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (A) result in a violation of the Company's Certificate of Incorporation or By-laws or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any




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February 26, 2001
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property or asset of the Company is bound or affected (except, with respect to clause (B), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the operation, properties, prospects or financial condition of the Company ("MATERIAL ADVERSE EFFECT")). The Company is not in violation of its Certificate of Incorporation or By-laws and is not in default (and no event has occurred which with notice or lapse of time of both would put the Company in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

               ()     The Company shall at all times have authorized, and
reserved for the purpose of issuance, a sufficient number of Placement Warrant Shares to provide for the full exercise of the outstanding Placement Warrants.

               ()     The Company shall promptly secure the listing of the
Placement Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Placement Warrant Shares from time to time issuable upon exercise of the Placement Warrants.

        .      Publicity. The Company shall not make any reference to Zanett or to any of its affiliates in any release or other communication without Zanett's prior written consent. Without Zanett's prior written consent, no advice rendered by Zanett in connection with the services performed by Zanett pursuant to this Agreement will be quoted by the Company, its affiliates or representatives nor will any such advice be referred to in any report, document, release or other communication, whether oral or written, prepared or issued or transmitted by such person, except to the extent required by law (in which case the appropriate party shall so advise Zanett in writing prior to such use and shall consult with Zanett with respect to the form and timing of the disclosure).

        .      Indemnification and Contribution.

               ()     To the extent permitted by law, the Company will
indemnify, hold harmless and defend Zanett and each of its directors, officers, partners, members, employees, agents and each person who controls Zanett within the meaning of the Securities Act or the Exchange Act, if any, (each, an "INDEMNIFIED PERSON"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with commenced actions,




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February 26, 2001
Page 9




proceedings or inquiries by any regulatory or self-regulatory organization, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) the retention of Zanett as Placement Agent under this Agreement, the performance of services by Zanett hereunder or any involvement or alleged involvement of Zanett in the Offering or (ii) any material breach of any of the Company's representations, warranties or covenants contained herein. The Company shall reimburse each of the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5(a) shall not (i) apply in instances where the Claims were the result of Zanett's gross negligence or based on Zanett's wilful misconduct, and (ii) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

               ()     Promptly after receipt by an Indemnified Person under
this Section 5 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is made against the Company under this Section 5, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel (with the fees of such counsel not to exceed $250 per hour), with the fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel retained by the Indemnified Person after consultation with the Company, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by the Company's counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by Placement Agent. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 5, except to the extent that the Company is actually prejudiced in its ability to defend such action. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

               ()     To the extent any indemnification by the Company of an
Indemnified Person is prohibited or limited by law or otherwise unavailable in respect of any Claim, the Company agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 5 to the fullest extent permitted by law. In this regard, the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of any such Claim (i) in such portion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Person, on the other, from the structuring and issuance of the securities in the Offering or any other transaction in which Zanett rendered services hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of



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February 26, 2001
Page 10






the Indemnified Person, on the other, in connection with untrue statements or omissions or other actions (or alleged untrue statements, omissions or other actions) which resulted in such Claim as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Indemnified Person, on the other, shall be deemed to be in the same proportion as the total gross proceeds received by the Company in the Offering or any other financing bears to such Indemnified Person's compensation. The relative fault of the Company on the one hand and of the Indemnified Person on the other shall be determined by reference to, among other things, whether such untrue statements or omissions or other actions (or alleged untrue statements, omissions or other actions) relate to information supplied or action taken by the Company, on the one hand, or by the Indemnified Person, on the other, and the relevant persons' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements, omission or actions. The amount paid or payable by a party as a result of the Claim shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The Company and Zanett agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

               ()     The aforesaid indemnity and contribution agreements
shall apply to any related activities engaged in by any Indemnified Person prior to this date and to any modification of Zanett's engagement hereunder, and shall remain in full force and effect regardless of any investigation made by or on behalf of Placement Agent or any of its agents, employees, officers, directors or controlling persons and shall survive the issuance of any securities in any transaction referred to hereunder (including the Offering) and any termination of this Agreement or Placement Agent's engagement hereunder. The Company agrees to promptly notify Zanett of the commencement of any litigation or proceeding against it or any of its directors, officers, agents or employees in connection with the transactions contemplated hereby.

               ()     The Company also agrees that no Indemnified Person shall
have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, its owners, creditors or security holders for or in connection with advice or services rendered or to be rendered by Zanett pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for liabilities (and related expenses) of the Company that are determined by a final judgment of a court of competent jurisdiction to have resulted primarily from such Indemnified Party's gross negligence or wilful misconduct in connection with any such advice, actions, inactions or services.

        .      Survival of Certain Provisions. The representations,
warranties, covenants and provisions contained in Section 2(f), Section 3,
Section 4 and Section 5 hereof shall survive in full force and effect until that date which is three (3) years from the date hereof (or such period as may be specified in such provisions) regardless of (a) any completion or termination of any financing contemplated by this Agreement (including the Offering), (b) any termination of this Agreement, or (c) any investigation made by or on behalf of Placement Agent or any affiliate of Placement Agent, and shall be binding upon, and shall inure to the benefit of, any successors,

The Zanett Securities Corporation
February 26, 2001
Page 11








assigns, heirs and personal representatives of the Company, Zanett, the Indemnified Parties and any holder of Placement Warrants.

        .      Miscellaneous.

               ()     All notices, requests, demands and other communications
which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, receipt acknowledged or five (5) days after being sent by registered or certified mail, return receipt requested, postage prepaid. All notices shall be made to the parties at the addresses designated above or at such other or different addresses which party may subsequently provided with notice thereof, and, to their respective legal counsel, as follows:

                      ()     If to Placement Agent, to

                             The Zanett Securities Corporation
                             135 East 57th Street, 15th Floor
                             New York, NY 10022

                             Telecopy: (212) 759-3301
                             Telephone: (212) 759-5700
                             Attention: Claudio Guazzoni

                                    -with a copy to -

                             Klehr, Harrison, Harvey, Branzburg & Ellers, LLP 260 South Broad Street
                             Philadelphia, PA 19102

                             Telecopy: (215) 568-6603
                             Telephone: (215) 568-6060
                             Attention: Barry J. Siegel, Esq.

                      ()     If to the Company, to

                             FastComm Communications Corporation
                             45472 Holiday Drive
                             Dulles, Virginia 20166
                             Telephone: (703) 318-7750
                             Telecopy: (703) 787-4865
                             Attn: Peter C. Madsen, President

                                    -with a copy to -

                             Sokolow, Dunaud, Mercadier & Carreras LLP
                             770 Lexington Avenue - 6th Floor

The Zanett Securities Corporation
February 26, 2001
Page 12


                             New York, NY 10021-8165
                             Telephone:  (212) 935-6000
                             Telecopy: (212) 935-4865
                             Attn:  Thomas G. Amon, Esq.

               ()     This Agreement may be executed simultaneously in two or
more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

               ()     This Agreement shall be governed by, and construed in
accordance with, the laws of the State of New York (without regard to its conflict of laws provisions). The Company and Zanett hereby agree to submit to the exclusive jurisdiction of an arbitration panel of the National Association of Securities Dealers, Inc. located in the City of New York in the State of New York in connection with any suit, action or proceeding related to this Agreement or any of the matters contemplated hereby, irrevocably waive any defense of lack of personal jurisdiction and irrevocably agree that all claims in respect of any suit, action or proceeding may be heard and determined in by such panel. The Company and Zanett irrevocably waive, to the fullest extent they may effectively do so under applicable law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought before any such court and any claims that any such suit, action or proceeding brought in any such arbitration panel has been brought in an inconvenient forum. Each party agrees to pay or reimburse the other for all reasonable costs and expenses incurred in connection with the enforcement of any of its rights under this Agreement, including without limitation, all attorneys' fees and expenses of its counsel.

               ()     The section headings in this Agreement have been
inserted as a matter of convenience of reference and are not a part of this Agreement.

               ()     This Agreement may not be modified or amended except in
writing duly sworn by the parties hereto.

               ()     If any term, provision, covenant or restriction
contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               ()     Each party to this Agreement has participated in the
negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

The Zanett Securities Corporation
February 26, 2001
Page 13








        Please sign and return the original and one copy of this letter to indicate your acceptance of the terms set forth herein whereupon this letter and your acceptance shall constitute a binding agreement between you and the Company.


                                            Very truly yours,

                                            FASTCOMM COMMUNICATIONS CORPORATION


                                            By:
                                               Peter C. Madsen, President

Accepted and Agreed to this
_____ day of February, 2001.

THE ZANETT SECURITIES CORPORATION



By:
      Name:  Claudio Guazzoni
      Title: President